EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kona Gold Beverage, Inc., a Delaware corporation (the “Company”) for the period ending June 30, 2022 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), Robert Clark., Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Kona Gold Beverage, Inc.

Date: August 12, 2022	By:	/s/ Robert Clark.
Robert Clark
Chief Executive Officer
(Principal Executive Officer)